Exhibit 2.1

STATE OF NEVADA
BARBARA K. CEGAVSKE Secretary of State	Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701-4201 Telephone (775) 684-5708 Fax (775) 684-7138

KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

ASLO TAYLOR	Job: C20180208-0641 February 9, 2018
NV

Special Handling Instructions:

TRISHA@TGCORPUSA.COM

PWR 2-9-18

A&A

0208-0641

C10191-1995 006 IS JUST A NOTE.

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Entity Copies	00010886301-27		42	$2.00	$84.00
Total					$84.00

Payments

Type	Description	Amount
Credit	5182062751446524003070|	$84.00
Total		$84.00

Credit Balance: $0.00

Job Contents:
NV Corp Copy Request Cover Letter(s): 1

ASLO TAYLOR

NV

STATE OF NEVADA
BARBARA K. CEGAVSKE Secretary of State	Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701-4201 Telephone (775) 684-5708 Fax (775) 684-7138

KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Copy Request

February 9, 2018

Job Number:	C20180208-0641
Reference Number:	00010886301-27
Expedite:
Through Date:

Document Number(s)	Description	Number of Pages
C10191-1995-001	Articles of Incorporation	8 Pages/1 Copies
C10191-1995-003	Amendment	4 Pages/1 Copies
C10191-1995-004	Amendment	2 Pages/1 Copies
C10191-1995-007	Amendment	5 Pages/1 Copies
C10191-1995-008	Amendment	1 Pages/1 Copies
C10191-1995-009	Amendment	1 Pages/1 Copies
C10191-1995-010	Amendment	1 Pages/1 Copies
C10191-1995-012	Amendment	1 Pages/1 Copies
C10191-1995-013	Amendment	4 Pages/1 Copies
C10191-1995-014	Amendment	1 Pages/1 Copies
20050083800-46	Amendment	1 Pages/1 Copies
20070346247-55	Amendment	1 Pages/1 Copies
20070700972-54	Amendment	1 Pages/1 Copies
20080741533-23	Amendment	1 Pages/1 Copies
20080752964-63	Amendment	1 Pages/1 Copies
20100931159-61	Amendment	1 Pages/1 Copies
20140374499-33	Amendment	1 Pages/1 Copies
20150104958-05	Amendment	1 Pages/1 Copies
20170449003-00	Certificate of Designation	6 Pages/1 Copies

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

Respectfully,

/s/ Barbara K. Cegavske
Barbara K. Cegavske
Secretary of State

ARTICLES OF INCORPORATION OF SYNTHETIC RESEARCH INDUSTRIES, INC.

WE, THE UNDERSIGNED natural persons of the age of twenty-one (21) years or more, acting as incorporators of a corporation under the Nevada Business Corporation Act, adopt the following Articles of Incorporation for such corporation.

ARTICLE I - NAME

The name of the Corporation is Synthetic Research Industries, Inc.

ARTICLE II - DURATION

The duration of the corporation is perpetual.

ARTICLE III - PURPOSES

The purpose or purposes for which this corporation is engaged are:

(a) To engage in the specific business of research, development, production and marketing of synthetic hair material for use in hairpieces of all types in place of human hair, and otherwise dealing in and with such goods, whether alone or in conjunction with others; also, to engage in the business of investing in and acquiring goods, assets, businesses and properties of any kind whatsoever without limitation and to otherwise engage in any business or activity permitted by law. Also, to acquire, develop, explore and otherwise deal in and with all kinds of real and personal property and all related activities, and for any and all other lawful purposes.

(b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof, to make payment therefor in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

(c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.

(d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the state of Nevada; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

ARTICLE IV - STOCK

The aggregate number of shares which this corporation shall have authority to issue is 50,000,000 shares of Common Stock having a par value of $.001 per share. All common stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment. The corporation shall also have authority to issue 5,000,000 shares of Preferred Stock having a par value of $.001 per share and to be issued with such rights, preferences and designations and in such series as determined by the Board of Directors of the corporation.

ARTICLE V - AMENDMENT

These Articles of Incorporation may be amended by the affirmative vote of “a majority” of the shares entitled to vote on each such amendment.

ARTICLE VI - SHAREHOLDERS RIGHTS

The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

ARTICLE VII - INITIAL OFFICE AND AGENT

The Corporation Trust Company of Nevada
One East First Street

Reno, Nevada 89501

ARTICLE VIII - directors

The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business Corporation Act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholders’ approval.

The number of directors constituting the initial Board of Directors of this corporation is one. The name and address of the person who will serve as Director until the first annual meeting of stockholders or until their successors are elected and qualify, is:

NAME	ADDRESS

Eslie O. Barlow	1354 South 1000 West Salt Lake City, UT 84104

ARTICLE IX - INCORPORATORS

The name and address of each incorporator is:

NAME	ADDRESS

Van L. Butler	311 South State, #440 Salt Lake City, Utah 84111

ARTICLE X

COMMON DIRECTORS – TRANSACTIONS BETWEEN CORPORATIONS

No contract or other transaction between this corporation and any one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

ARTICLE XI

LIABILITY OF DIRECTORS AND OFFICERS

No director or officer shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (i) for acts or commissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.

The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the corporation for or with respect to any acts or commissions of such person occurring prior to such amendment.

Under penalties of perjury, I declare that these Articles of Incorporation have been examined by me and are, to the best of my knowledge and belief, true, correct and complete.

DATED this 19 day of June, 1995.

STATE OF UTAH	)
: ss.
COUNTY OF SALT LAKE	)

On the 19th day of June, 1995 personally appeared before me, Van L. Butler, who duly acknowledged to me that he signed the foregoing Articles of Incorporation.

NOTARY PUBLIC
Residing at Salt Lake County

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

The Corporation Trust Company of Nevada hereby accepts the appointment as Registered Agent of the above-named corporation.

The Corporation Trust Company of Nevada

Dated:	June 20, 1995	By: